Exhibit 99.1

Tesoro Corporation Reports First Quarter Results

SAN ANTONIO--(BUSINESS WIRE)--April 29, 2010--Tesoro Corporation (NYSE:TSO) today reported a first quarter 2010 net loss of $155 million, or $1.11 per diluted share compared to net earnings of $51 million, or $0.37 per diluted share for the first quarter of 2009. The 2010 results include an after-tax write-off of $12 million, associated with the deferral of a capital project at the Los Angeles refinery. There was an additional $7 million tax charge in the quarter as a result of the passage of the Patient Protection and Affordable Care Act and Heath Care and Education Reconciliation Act of 2010. The total after-tax impact for the charges in the quarter is $0.14 per diluted share.

First quarter segment operating loss was $125 million excluding the write-off, compared to segment operating income of $162 million in the first quarter a year ago. The decrease in operating income was primarily due to lower West Coast gasoline and diesel margins as a result of excess product inventories and narrow heavy to light crude price differentials.

For the quarter, the Tesoro Index of $5.30 per barrel (/bbl) was roughly half of the first quarter average a year ago. As a result, the first quarter gross margin of $6.36/bbl was about half of the $12.14/bbl from a year ago. West Coast benchmark gasoline and diesel margins fell by 35% and 25% versus the first quarter of 2009, respectively. Additionally, discounts for California domestic heavy crude versus Alaska North Slope crude also declined 45% from a year ago. As a result of deteriorating margins and planned turnarounds, throughput decreased by approximately 65 thousand barrels per day (mbpd) versus the first quarter a year ago, primarily in the California region. The system capture rate, measured by the gross margin as a percentage of the Tesoro Index, improved to 120% versus 110% a year ago as a result of improved performance in our marketing channels. Direct manufacturing costs in the first quarter were $252 million, a decrease of $9 million from the 2009 fourth quarter, primarily as a result of lower repair and maintenance costs in the Los Angeles and Hawaii refineries. “The combination of excess gasoline inventories and seasonally weak product demand on the West Coast significantly impacted our first quarter financial results,” said Bruce Smith, Chairman, President and CEO of Tesoro. “Although we aren’t pleased with these results, we did see signs of improving gasoline demand and subsequently margins during the quarter. In January, the Department of Energy reported positive year over year gasoline and diesel demand growth on the West Coast. Additionally, we saw West Coast gasoline demand increase from January to March, a pattern that has been typical during the first quarter in years past. While we are taking a conservative approach to our summer plans, these are good indicators of the continuing stability we are seeing in our markets.”

Capital Spending and Liquidity

Capital spending, including turnarounds, for the first quarter 2010 was $99 million and below company guidance. For the full year 2010, the company now anticipates a capital program, including turnarounds, in the range of $500 to $525 million. The company ended the first quarter with $290 million in cash and approximately $1 billion of availability on the revolving credit facility.

The company is committed to its improvement plan and expects to spend $60 million on quick hit capital projects for the year. Additionally, we continue to expect to generate $160 to $170 million of EBITDA from our non-capital improvement program for the year.

“While there are near-term economic concerns in the West Coast market, including the high California unemployment rate, we believe the structure of the West Coast market has not changed and that re-investing in our assets is the best way to create value for our shareholders,” said Smith. “I am pleased that we preserved the strength of the balance sheet through what was a very difficult first quarter.”

Washington Refinery Fire

On April 2, our Washington refinery experienced a fire which fatally injured seven employees. Today, we are temporarily shutting down all processing units at the refinery.

“The Tesoro family deeply regrets the tragic accident that took seven lives and impacted so many other people. There are no words that can adequately express our sense of loss nor the impact on the communities and schools in the area,” said Smith.

Public Invited to Listen to Analyst Conference Call

At 7:30 a.m. tomorrow morning, Tesoro will broadcast, live, its conference call with analysts regarding first quarter 2010 results and other business matters. Interested parties may listen to the live conference call over the Internet by logging on to http://www.tsocorp.com, or via phone by dialing 877-485-3104 (international dial-in: 201-689-8579), event ID 00349377. A telephone replay of the call will be available for one week, and may be accessed via phone by dialing 877-660-6853 (international replay: 201-612-7415), then entering passcode 349377 and access code 356.

Tesoro Corporation, a Fortune 150 company, is an independent refiner and marketer of petroleum products. Tesoro, through its subsidiaries, operates seven refineries in the western United States with a combined capacity of approximately 665,000 barrels per day. Tesoro's retail-marketing system includes over 880 branded retail stations, of which over 380 are company operated under the Tesoro®, Shell®, Mirastar® and USA Gasoline™ brands.

This earnings release contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 concerning the market environment, and our expectations about our capital spending and our margin capture. For more information concerning factors that could affect these statements see our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.

TESORO CORPORATION
STATEMENTS OF CONSOLIDATED OPERATIONS
(Unaudited)
(In millions except per share amounts)

	Three Months Ended
	March 31,
	2010	2009
Revenues	$4,607	$3,280
Costs and Expenses:
Costs of sales and operating expenses	4,620	3,008
Selling, general and administrative expenses	67	54
Depreciation and amortization	100	105
Loss on asset disposals and impairments	22	1
Operating Income (Loss)	(202)	112
Interest and Financing Costs	(37)	(28)
Interest Income	-	1
Earnings (Loss) Before Income Taxes	(239)	85
Income Tax Provision (Benefit)	(84)	34
Net Earnings (Loss)	$(155)	$51

Net Earnings (Loss) Per Share:
Basic	$(1.11)	$0.37
Diluted (a)	$(1.11)	$0.37
Weighted Average Common Shares:
Basic	139.5	137.9
Diluted	139.5	139.5

(a) The assumed conversion of common stock equivalents produced anti-dilutive results for the three months ended March 31, 2010 and was not included in the dilutive calculation.

TESORO CORPORATION
SELECTED OPERATING SEGMENT DATA
(Unaudited)
(In millions)

	Three Months Ended
	March 31,
	2010	2009
Operating Income (Loss)
Refining	$(169)	$177
Retail	24	(15)
Total Segment Operating Income (Loss)	(145)	162
Corporate and Unallocated Costs	(57)	(50)
Operating Income (Loss)	(202)	112
Interest and Financing Costs	(37)	(28)
Interest Income	-	1
Earnings (Loss) Before Income Taxes	$(239)	$85

Depreciation and Amortization
Refining	$85	$87
Retail	10	9
Corporate	5	9
Depreciation and Amortization	$100	$105

Capital Expenditures
Refining	$65	$71
Retail	2	5
Corporate	-	12
Capital Expenditures	$67	$88

BALANCE SHEET DATA
(Unaudited)
(Dollars in millions)

	March 31,	December 31,
	2010	2009
Cash and Cash Equivalents	$290	$413
Total Assets	$8,291	$8,070
Total Debt	$1,842	$1,841
Total Stockholders' Equity	$2,941	$3,087
Total Debt to Capitalization Ratio	39%	37%

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
REFINING SEGMENT
Total Refining Segment
Refining throughput (thousand barrels per day)
Heavy crude (b)	167	181
Light crude	276	320
Other feedstocks	28	34
Total Throughput	471	535

Yield (thousand barrels per day)
Gasoline and gasoline blendstocks	233	258
Jet fuel	70	64
Diesel fuel	94	121
Heavy oils, residual products, internally produced fuel
and other	103	123
Total Yield	500	566

Gross refining margin ($/throughput bbl) (c)	$6.36	$12.14
Manufacturing cost before depreciation
and amortization ($/throughput bbl) (c)	$5.94	$5.33

Segment Operating Income (Loss) ($ millions)
Gross refining margin (d)	$270	$585
Expenses
Manufacturing costs	252	257
Other operating expenses	72	59
Selling, general and administrative	9	4
Depreciation and amortization (e)	85	87
Loss on asset disposals and impairments (f)	21	1
Segment Operating Income (Loss)	$(169)	$177

Refined Product Sales (thousand barrels per day) (g)
Gasoline and gasoline blendstocks	284	307
Jet fuel	89	77
Diesel fuel	97	120
Heavy oils, residual products and other	77	85
Total Refined Product Sales	547	589

Refined Product Sales Margin ($/barrel) (g)
Average sales price	$87.08	$56.40
Average costs of sales	82.82	46.00
Refined Product Sales Margin	$4.26	$10.40

(b) We define heavy crude oil as crude oil with an American Petroleum Institute gravity of 24 degrees or less.

(c) Management uses gross refining margin per barrel to evaluate performance and compare profitability to other companies in the industry. There are a variety of ways to calculate gross refining margin per barrel; different companies may calculate it in different ways. We calculate gross refining margin per barrel by dividing gross refining margin (revenue less costs of feedstocks, purchased refined products, transportation and distribution) by total refining throughput. Management uses manufacturing costs per barrel to evaluate the efficiency of refining operations. There are a variety of ways to calculate manufacturing costs per barrel; different companies may calculate it in different ways. We calculate manufacturing costs per barrel by dividing manufacturing costs by total refining throughput. Investors and analysts use these financial measures to help analyze and compare companies in the industry on the basis of operating performance. These financial measures should not be considered alternatives to segment operating income, revenues, costs of sales and operating expenses or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America.

(d) Consolidated gross refining margin combines gross refining margin for each of our regions adjusted for other costs not directly attributable to a specific region. Gross refining margin includes the effect of intersegment sales to the retail segment at prices which approximate market. Gross refining margin approximates total refining throughput times gross refining margin per barrel.

(e) Includes manufacturing depreciation and amortization per throughput barrel of approximately $1.88 and $1.70 for the three months ended March 31, 2010 and 2009, respectively.

(f) Includes a $20 million impairment charge related to our Los Angeles refinery. The loss on asset disposals and impairments is included in the refining segment operating income but excluded from the regional operating costs per barrel.

(g) Sources of total refined product sales include refined products manufactured at our refineries and refined products purchased from third parties. The total refined product sales margins include margins on sales of manufactured and purchased refined products.

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
Refining By Region
California (Golden Eagle and Los Angeles)
Throughput (thousand barrels per day) (h)
Heavy crude (b)	142	164
Light crude	33	60
Other feedstocks	15	24
Total Throughput	190	248

Yield (thousand barrels per day)
Gasoline and gasoline blendstocks	108	133
Jet fuel	18	16
Diesel fuel	43	61
Heavy oils, residual products, internally produced fuel
and other	40	59
Total Yield	209	269

Gross refining margin	$132	$336
Gross refining margin ($/throughput bbl) (c)	$7.74	$15.08
Manufacturing cost before depreciation
and amortization ($/throughput bbl) (c)	$8.84	$7.04

Pacific Northwest (Alaska & Washington)
Throughput (thousand barrels per day) (h)
Heavy crude (b)	3	-
Light crude	110	106
Other feedstocks	9	7
Total Throughput	122	113

Yield (thousand barrels per day)
Gasoline and gasoline blendstocks	53	50
Jet fuel	28	22
Diesel fuel	16	21
Heavy oils, residual products, internally produced fuel
and other	30	24
Total Yield	127	117

Gross refining margin	$64	$83
Gross refining margin ($/throughput bbl) (c)	$5.85	$8.17
Manufacturing cost before depreciation
and amortization ($/throughput bbl) (c)	$4.36	$4.75

Mid-Pacific (Hawaii)
Throughput (thousand barrels per day)
Heavy crude (b)	22	17
Light crude	44	56
Total Throughput	66	73

Yield (thousand barrels per day)
Gasoline and gasoline blendstocks	16	17
Jet fuel	16	18
Diesel fuel	12	11
Heavy oils, residual products, internally produced fuel
and other	24	29
Total Yield	68	75

Gross refining margin	$-	$56
Gross refining margin ($/throughput bbl) (c)	$0.05	$8.53
Manufacturing cost before depreciation
and amortization ($/throughput bbl) (c)	$2.78	$2.76

(h) We experienced reduced throughput due to scheduled turnarounds at our Golden Eagle and Utah refineries during the 2010 Quarter, and scheduled maintenance at the Washington refinery during the 2009 Quarter.

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
Mid-Continent (North Dakota & Utah)
Throughput (thousand barrels per day) (h)
Light crude	89	98
Other feedstocks	4	3
Total Throughput	93	101

Yield (thousand barrels per day)
Gasoline and gasoline blendstocks	56	58
Jet fuel	8	8
Diesel fuel	23	28
Heavy oils, residual products, internally produced fuel
and other	9	11
Total Yield	96	105

Gross refining margin	$72	$111
Gross refining margin ($/throughput bbl) (c)	$8.60	$12.17
Manufacturing cost before depreciation
and amortization ($/throughput bbl) (c)	$4.34	$3.63

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
RETAIL SEGMENT
Number of Stations (end of period)
Company-operated	385	389
Branded jobber/dealer	498	490
Total Stations	883	879

Average Stations (during period)
Company-operated	386	389
Branded jobber/dealer	498	490
Total Average Retail Stations	884	879

Fuel Sales (millions of gallons)
Company-operated	253	250
Branded jobber/dealer	63	66
Total Fuel Sales	316	316

Fuel Margin ($/gallon) (i) (j)	$0.23	$0.11
Merchandise Sales ($ millions)	$46	$46
Merchandise Margin ($ millions)	$12	$11
Merchandise Margin %	26%	24%

Segment Operating Income ($ millions)
Gross Margins
Fuel (j)	$72	$36
Merchandise and other non-fuel margin	18	17
Total Gross Margins	90	53
Expenses
Operating expenses	49	50
Selling, general and administrative	6	9
Depreciation and amortization	10	9
Loss on asset disposals and impairments	1	-
Segment Operating Income (Loss)	$24	$(15)

(i) Management uses fuel margin per gallon to compare profitability to other companies in the industry. There are a variety of ways to calculate fuel margin per gallon; different companies may calculate it in different ways. We calculate fuel margin per gallon by dividing fuel gross margin by fuel sales volumes. Investors and analysts use fuel margin per gallon to help analyze and compare companies in the industry on the basis of operating performance. This financial measure should not be considered an alternative to segment operating income and revenues or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America.

(j) Includes the effect of intersegment purchases from the refining segment at prices which approximate market.

TESORO CORPORATION
RECONCILIATION TO AMOUNTS REPORTED UNDER US GAAP
(Unaudited)
(In millions)

	Three Months Ended
	March 31,
	2010	2009

Net Earnings (Loss)	$(155)	$51
Add Income Tax Provision (Benefit)	(84)	34
Add Interest and Financing Costs	37	28
Less Interest Income	-	(1)
Add Depreciation and Amortization	100	105
Earnings (Loss) before Income Taxes, Depreciation
and Amortization (EBITDA) (k)	$(102)	$217
NET EARNINGS ADJUSTED FOR SPECIAL ITEMS
(Unaudited)
(In millions except per share amounts)

Three Months
Ended
March 31,
2010
Net Earnings (Loss) - U.S. GAAP	$(155)
Special Items, After-tax:
Impairment charge related to the Los Angeles refinery (l)	12
Patient Protection and Affordable Care Act and Health
Care and Education Reconciliation Act of 2010	7
Net Earnings (Loss) Adjusted for Special Items	$(136)

Net Earnings (Loss) Per Share - U.S. GAAP	$(1.11)
Special Items Per Share, After-tax:
Impairment charge related to the Los Angeles refinery (l)	0.09
Patient Protection and Affordable Care Act and Health
Care and Education Reconciliation Act of 2010	0.05
Net Earnings (Loss) Per Share Adjusted for Special Items	$(0.97)

Note: The special items present information that the Company believes is useful to investors. The Company believes that special items are not indicative of its core operations.

(k) EBITDA represents earnings before interest and financing costs, interest income, income taxes, and depreciation and amortization. We present EBITDA because we believe some investors and analysts use EBITDA to help analyze our cash flows including our ability to satisfy principal and interest obligations with respect to our indebtedness and to use cash for other purposes, including capital expenditures. EBITDA is also used by some investors and analysts to analyze and compare companies on the basis of operating performance and by management for internal analysis and as a component of the fixed charge coverage financial covenant in our credit agreement. EBITDA should not be considered as an alternative to net earnings, earnings before income taxes, cash flows from operating activities or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America. EBITDA may not be comparable to similarly titled measures used by other entities.

(l) Represents the after-tax impact of a $20 million impairment charge at our Los Angeles refinery.

CONTACT:
Tesoro Corporation
Investors:
Scott Phipps, 210-626-4882
Managing Director, Finance & Investor Relations
or
Media:
Lynn Westfall, 210-626-4697
SVP of External Affairs and Chief Economist